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                                                                    EXHIBIT 10.5

                           EFFICIENT NETWORKS, INC.

               AMENDMENT NO. 1 TO THE INVESTORS' RIGHTS AGREEMENT

     This Amendment No. 1 ("Amendment") to the Investors' Rights Agreement dated as of July 30, 1993 (the "Agreement") is made as of this 9th day of February, 1994 by and among Efficient Networks, Inc., a Delaware corporation (the "Company"), each of the individuals and entities listed on Schedule A to the Agreement (the "Existing Investors") and Adaptec, Inc., a California corporation (the "Series B Investor"). Capitalized terms used herein which are not defined herein shall have the definition ascribed to them in the Agreement.

                                   RECITALS
                                   --------

     A. The Company desires to sell and issue to the Series B Investor, and the Series B Investor desires to purchase from the Company, 522,848 shares of the Company's Series B Preferred Stock pursuant to the Series B Preferred Stock Purchase Agreement dated of even date herewith (the "Series B Agreement").

     B. The Existing Investors desire for the Series B Investor to invest in the Company and, as a condition thereof and to induce such investment, the Existing Investors are willing to enter into this Amendment to permit the Series B Investor to become a party to the Agreement, as amended.

     In consideration of the foregoing and the promises and covenants contained herein and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.   ADDITIONAL PARTY TO THE AGREEMENT.
     ----------------------------------

     The Series B Investor hereby enters into and becomes a party to the Agreement. Schedule A to the Agreement is amended to include the Series B
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Investor.

2.   AMENDMENTS TO AGREEMENT.
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     2.1  The Series B Investor and the Existing Investors are collectively referred to as "Investors" for the purposes of the Agreement, as amended.

     2.2 Sections 1.1(c) of the Agreement is amended in its entirety to read as follows:

          "(c) The term "Registrable Securities" means (1) the Common Stock issuable or issued upon conversion of the Series A Preferred Stock and Series B Preferred Stock, and (2) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security
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which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Series A Preferred Stock, Series B Preferred Stock or Common Stock, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned;"

     2.3 The first sentence of Section 2.1 of the Agreement is amended in its entirety to read as follows:

          "2.1 Delivery of Financial Statements. The Company shall deliver to each Investor holding at least 750,000 shares of Series A Preferred Stock or 375,000 shares of Series B Preferred Stock:"

     2.4  All references to "Series A Preferred Stock" in Sections 2.4, 2.7 and
2.10 shall be deemed to include and make reference to the Series B Preferred Stock sold to the Series B Investor pursuant to the Series B Agreement.

     2.5 Section 3.7 of the Agreement is amended in its entirety to read as follows:

          "3.7 Amendment and Waivers. Any term of the Agreement, as amended, may be amended or waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, and the holders of a majority of Registrable Securities then outstanding; provided, that the effect of such amendment or waiver will be that all Investors and permitted transferees will be treated equally. Subject to the foregoing, any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

3.   WAIVER AND CONSENT.
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     Each Existing Investor, pursuant to any rights such Existing Investor may have under the Agreement, hereby, on behalf of himself and the other Investors under the Agreement, (a) waives all rights under, and any notice required by,
Section 3 of the Agreement relating to any rights to purchase or rights of first refusal with respect to the sale of the shares of Series B Preferred Stock, (b) consents to adding as a party to the Agreement the Series B Investor, (b) consents to the amendment to the Agreement set forth in this Amendment and (c) consents to the registration rights hereby provided the Series B Investor, which consent is given pursuant to Section 1.14 of the Agreement.

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4.   EFFECT OF AMENDMENT.
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     Except as amended as set forth above, the Agreement shall continue in full force and effect.

5.   COUNTERPARTS.
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     This Amendment may be executed in any number of counterparts, all of which together shall constitute one instrument, and each of which may be executed by less than all of the Investors, each of which shall be enforceable against the Company and all Investors once this Agreement has been executed by the Company, Existing Investors holding a majority of the shares listed on Schedule A to the Agreement and the Series B Investor.

6.   SEVERABILITY.
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     If one or more provisions of this Amendment are held to be unenforceable under applicable law, such provision shall be excluded from this Amendment and the balance of the Amendment shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

7.   ENTIRE AGREEMENT.
     -----------------

     This Amendment, together with the Agreement, constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

8.   GOVERNING LAW.
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     This Amendment shall be governed by and construed under the laws of the
State of California as applied to agreements among California residents entered into and to be performed entirely within California.

     This Amendment is hereby executed as of the date first above written.

                                        EFFICIENT NETWORKS, INC.,
                                        a Delaware corporation

                                        By: /s/ Mark A. Floyd
                                            ----------------------

                                                Title: President
                                                       ---------

                                        Address: 4201 Spring Valley Rd.,
                                                 Suite 1200
                                                 Dallas, Texas 75244 - 3666

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